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                                                                    EXHIBIT 10.5



                       ORTHOPAEDIC BIOSYSTEMS LTD., INC.

                            SERIES B PROMISSORY NOTE

($200,000.00)                                                Scottsdale, Arizona
                                                                 May 4, 1998


     FOR VALUE RECEIVED, Orthopaedic Biosystems Ltd, Inc., an Arizona corporation with offices at 15990 N. Greenway Hayden Loop, Suite 100, Scottsdale, Arizona 85260 (hereinafter called the "Maker") does hereby promise to pay D. Ronald Yagoda (the "Holder"), at 10040 Happy Valley Road #917, Scottsdale, AZ 85255 the principal sum of Two Hundred Thousand Dollars ($200,000.00) in lawful money of the United States, together with interest as set out herein. This Note shall bear simple interest at a rate equal to four percent (4%) per annum in excess of the prime commercial lending rate published in the Wall Street Journal as of the date hereof adjusted as of June 30, 1998, and quarterly thereafter. Payment of the entire unpaid principal amount hereof together with all outstanding interest hereunder shall be due and payable on April 30, 1999, (the "Maturity Date"). In the event payment of all principal and interest is not made by the Maker within fifteen (15) business days of the Maturity Date, Maker shall pay to the Holder interest on such overdue amount from the date it was due at a default rate of eighteen percent (18%) per annum.

     The Maker may prepay this Note at any time without penalty. No prepayment of this Note shall be made except to the extent that a proportional prepayment is made at the same time with respect to all Series B Promissory Notes, the aggregate principal amount of which notes shall not exceed Two Million and 00/100 Dollars ($2,000,000) without the prior written approval of the holders of $1,332,000 or more, face value, in the aggregate, of the Series B Promissory Notes. This Note shall be prepaid by Maker in the event of a Change of Control. For purposes of this Note, a Change of Control shall mean (i) the purchase or other acquisition by any person, or entity, or group of persons not currently shareholders of the Maker of beneficial ownership of fifty percent (50%) or more of the combined voting power of the Maker's then outstanding voting securities, or (ii) the approval by the Maker's shareholders of a reorganization, merger or consolidation resulting, as to persons who were shareholders of the Maker immediately prior to such reorganization, merger or consolidation, in such persons owning less than fifty percent (50%) of the combined voting power of the Maker's then outstanding voting securities, or
(iii) the sale or other transfer of all or substantially all of the Maker's assets.

     All payments on account of the indebtedness evidenced by this Note shall be first applied to interest on the unpaid principal balance and the remainder to principal.


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     The indebtedness of Maker evidenced by this Note is subordinated to the prior payment when due of the principal, any collection expenses and premium, and interest on any Senior Debt. Upon maturing of any Senior Debt, payment in full on such Senior Debt must be made before any payment is made with respect to principal or interest due under this Note. During any period of default of payment relating to the Senior Debt, no payment may be made by maker with respect to this Note. Upon distribution of the assets of maker in any dissolution, winding up, liquidation or reorganization of Maker, payment with respect to interest and principal under this Note will be subordinated to the prior payment in full of the Senior Debt. "Senior Debt" for this purpose means only secured debt incurred for working capital or operating needs in the ordinary course of Maker's business.

     No indebtedness of Maker other than Senior Debt and the indebtedness evidenced by this Note may be incurred without the prior written approval of the holders of $1,332,000 or more, face value, in the aggregate, of the Series B Promissory Notes.

     In the event that the Maker shall default in the payment of this Note, the Holder shall notify the Maker in writing of such default by certified mail, return receipt requested, and unless payment is received by the Holder within fifteen (15) business days after the Maker received such notice, the Holder may, by notice in writing by certified mail, return receipt requested, declare this Note to be immediately due and payable without presentment for payment, protest and notice of protest or further notice of any kind.

     The Maker of this Note, except as otherwise specifically provided for herein hereby: waives presentment for payment, demand, notice of non-payment or dishonor, protest and notice of protest, waives a trial by jury in any action or proceedings arising on, out of, under or by reason of this Note: consents to any renewals, extensions and partial payments of this Note and of the indebtedness for which it is given without notice; and consents that no such renewals, extensions, or partial payments shall discharge the Maker from liability herein in whole or in part. If a petition under any provision of the Bankruptcy Act or any other insolvency statute for any relief thereunder shall be held by or against the Maker, and same shall remain undischarged for a period of thirty (30) consecutive days, then this Note shall become immediately due and payable.

     No delay or failure on the part of the Holder in exercising any right, privilege or option hereunder shall operate as a waiver thereof or of any event of default, nor shall any single or partial exercise of any such right, privilege or option preclude any further exercise thereof, or the exercise of any other right, privilege or option.

     If suit is brought by Holder to collect any payment of principal or of interest on this Note which is not paid when due, Holder shall be entitled to recover and the undersigned agrees to pay the expense of Holder, including but not limited to reasonable attorney fees and disbursements.

     This Note shall be construed and enforced under the laws of the State of Arizona.

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     IN WITNESS WHEREOF; the Maker has caused this Note to be executed on its behalf by a duly authorized officer as of the date first written above.


                                          ORTHOPAEDIC BIOSYSTEMS LTD., INC.


                                          By:  /s/ D. Ronald Yagoda
                                             ------------------------------
                                             D. Ronald Yagoda, Chairman




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